                                                                 EXHIBIT 10.11



 Execution Copy





                       CHAMBERS DEVELOPMENT COMPANY, INC.


                              AMENDED AND RESTATED


                             SECURED NOTE AGREEMENT


                         Dated as of November 21, 1994


                        $134,224,866.15 Principal Amount
                          11.45% Senior Secured Notes
                             Due December 31, 1996

                       CHAMBERS DEVELOPMENT COMPANY, INC.

                              AMENDED AND RESTATED

                             SECURED NOTE AGREEMENT


                                                   Dated as of November 21, 1994


To Each of the Holders
  Named in Schedule I Hereto

Ladies and Gentlemen:

         Reference is made to the Note Agreement dated as of December 1, 1990 (the "Note Agreement") between Chambers Development Company, Inc., a Delaware corporation (the "Company"), and each of the institutional investors named therein pursuant to which $192,000,000 aggregate principal amount of the Company's 10.45% Senior Notes due December 30, 2000 were issued. The Note Agreement subsequently was amended by a Waiver and First Amendment to Note Agreement dated December 23, 1992 and an Extension of Waiver and Second Amendment to Note Agreement dated March 1, 1993 and was then amended and restated by an Amended and Restated Secured Note Agreement dated as of July 9, 1993 (the "Amended and Restated Agreement"). The Amended and Restated Agreement is hereinafter referred to as the "Outstanding Agreement" and the 11.45% Senior Secured Notes due December 30, 1999 outstanding thereunder are hereinafter referred to as the "Outstanding Notes." You are the Holders of Outstanding Notes in the aggregate principal amount set forth opposite your name in the attached Schedule I. You and the other Holders of Outstanding Notes, together with any assignee or transferee, are sometimes referred to herein individually as a "Holder" or "Purchaser" and collectively as the "Holders" or "Purchasers."

         The Company agrees with you as follows:

Section 1.       AMENDMENTS OF AGREEMENT AND NOTES

         1.1. Amendments. The Holders and other creditors of the Company have heretofore agreed to waive certain defaults and events of noncompliance by the Company and the Holders and such other creditors also have heretofore amended the agreements evidencing the Company's indebtedness, including the Note Agreement and the notes originally issued thereunder. The Company and the Holders wish to amend and restate the Outstanding Agreement to be in the form of this Agreement (the "Agreement") and to amend the Outstanding Notes to be in substantially the form of the attached Exhibit A (the "Notes") and to amend the guaranty previously delivered by the Company's Subsidiaries to be in the form of the attached Exhibit B. The Notes shall bear interest at the rate of 11.45% per annum prior to maturity, payable quarterly on March 30, June 30, September 30 and December 30 of each year and at maturity, shall bear interest on overdue principal (including any overdue required or optional prepayment), on any Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest at the rate of 13.45% per annum, and shall be expressed to mature on December 31, 1996.

         Subject to the terms and conditions hereof and on the basis of the representations and warranties herein contained and fulfillment of the conditions set forth herein, the parties agree that the Outstanding Note Agreement shall be amended to be in the form of this Agreement, and the Outstanding Notes shall be amended to be in the form of the Notes.

         This Agreement shall become effective following its execution and delivery by all of the signatories listed on the signature pages and upon satisfaction of all of the conditions set forth in Section 4, all of which shall take place at 9:00 A.M. Chicago Time on the date set forth above (the "Effective Date"). Delivery of the opinions and certificates called for by
Section 4 shall take place at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois 60610.

         It shall not be necessary for Holders to surrender their Outstanding Notes in exchange for the Notes. However, prior to any transfer of your Notes you agree to make a notation thereon that such Note has been amended.

         1.2. Security. As part of the earlier restructuring, the Outstanding Notes were, or were to be, secured to the extent and in the manner provided in the Consolidated Collateral Documents and the parties intend that such outstanding security continue unabated and unaffected for the Notes, that the Notes are secured thereby and have the benefit thereof and that such additional contemplated security, including the Mortgages, to the extent not heretofore provided, shall promptly be hereafter provided.

         1.3. Fees. As consideration for the Holders' efforts and cooperation in further restructuring the Company's indebtedness, the Company, concurrently with the effectiveness of this Agreement, is paying the Holders in cash an amount equal to .25% of the outstanding principal amount of the Notes. In addition, the Company shall pay on the dates set forth below a cash fee equal to the percentage set forth below of the then outstanding principal amount of the Notes:

          PAYMENT DATE                                             FEE
          ------------                                             ---
          January 1, 1995                                         .0625%
          April 1, 1995                                           .1875%
          July 1, 1995                                            .3750%
          October 1, 1995                                         .6250%
          January 1, 1996                                         .9375%
          April 1, 1996                                          1.3125%
          July 1, 1996                                           1.7500%
          October 1, 1996                                        2.2500%

         1.4. Common Stock. As additional consideration for the agreements of the Holders, the Company agrees to issue to the Holders on October 1, 1995 and on April 1, 1996 shares of the Company's Class A Common Stock, $.50 par value (the "Common Shares"), which after issuance thereof, represent on each such date the Pro Rata Share of 4% of the Company's then outstanding shares of Common Stock of all classes. Of such number of Common Shares, each Holder shall be entitled to its pro rata portion based on the amount of its then unpaid principal. Concurrently with the execution and delivery of this Agreement, the Company and holders of its Senior Debt, including the Holders, are entering into the Registration Rights Agreement (the "Registration Agreement"), pursuant to which the Company agrees to register the Common Shares.

Section 2.       PREPAYMENT OF NOTES

         2.1. Required Prepayments. In addition to payment of all outstanding principal of the Notes at maturity and regardless of the amount of Notes which may be outstanding from time to time, the Company shall prepay and there shall become due and payable on the dates set forth below, the portion of the principal amount of the Notes set forth below or such lesser amount as would constitute payment in full on the Notes, at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment:

                                                       PRINCIPAL AMOUNT
              PREPAYMENT DATE                           TO BE PREPAID
              ---------------                           --------------
              July 1, 1995                             $ 3,783,066.90
              December 30, 1995                         21,547,992.37
              July 1, 1996                              34,047,602.10
              December 30, 1996                         21,547,992.37

Notwithstanding the foregoing the Company, by notice to Holders not less than 2 Business Days prior to the prepayment date, may at its option elect to defer a portion, but in any event not more than 75% of the prepayment due on December 30, 1995 and all or any portion of the prepayment due on December 30, 1996 until December 31, 1996.

        2.2. Optional Prepayments; Mandatory Offers to Prepay. (a) Upon notice as provided in Section 2.3(a) and (d), the Company may prepay the Notes, in whole or in part, at any time, in an amount not less than $1,000,000 or an integral multiple of $10,000 in excess thereof. Each such prepayment shall be at a price of 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus the Make-Whole Amount, if any.

         (b) In the event that (i) there shall be any Disposition pursuant to clause (i) of Section 7.9 or (ii)

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

there shall be Excess Unrestricted Cash Balances as of the end of any month, or (iii) the Company shall be obligated to make a prepayment pursuant to
Section 3.02(iii) or 3.02(vii) of the Intercreditor Agreement, or (iv) there shall be a Disposition pursuant to clause (iii) of Section 7.9 of this Agreement, the Company, pursuant to the notice provided in Section 2.3(b), shall offer to prepay Notes in aggregate principal amount equal to (w) the Pro Rata Share of 50% of the Net Proceeds from such Disposition referred to in foregoing clause (i), (x) the Pro Rata Share of 100% of such Excess Unrestricted Cash Balances, (y) the amount of such required prepayment under the Intercreditor Agreement, or (z) the Pro Rata Share of 100% of the Net Proceeds from such Disposition referred to in foregoing clause (iv), as the case may be. Each such prepayment shall be at a price of 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of payment.

         (c) In the event of an anticipated or actual Change of Control, the Company, pursuant to the notice provided in Section 2.3(c), shall offer to prepay the entire principal amount of the Notes held by each Holder at a price equal to 100% of the principal amount thereof plus accrued interest to the date of prepayment.

         (d) Upon notice as provided in Section 2.3(a), the Company may offer to prepay the Notes, in whole or in part, at any time at a price of 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment. Any offer to prepay pursuant to this paragraph (d) shall be made only as a part of an offer to prepay, pro rata, all or a portion of the Bank Debt and the 11.95% Senior Notes on the same terms and at the same price as the offer to prepay the Notes.

         (e) Any prepayment pursuant to Section 2.2 of less than all of the Notes outstanding shall be applied to reduce, pro rata, the prepayments and payment at maturity required by Section 2.1.

         (f)     Except as provided in Section 2.1, Section 6.12 and this
Section 2.2, the Notes shall not be prepayable in whole or in part.

         2.3. Notice of Prepayments. (a) The Company shall give notice of any optional prepayment of the Notes pursuant to Section 2.2(a) or (d) to each Holder of the Notes not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying (i) such date, (ii) the principal amount of the Holder's Notes to be prepaid, (iii) the date as of which the Make-Whole Amount, if any, will be calculated, (iv) a calculation of the estimated Make-Whole Amount, if any, showing in detail the method of calculation, (v) the accrued interest applicable to the prepayment and (vi) that, in the case of an offer to prepay pursuant to Section 2.2(d), any Holder electing not to accept such offer must do so by notice to the Company not less than 1 day prior to the date fixed for prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the Make-Whole Amount, if any, shall become due and payable on the prepayment date. If one or more Holders elects not to accept an offer made pursuant to Section 2.2(d), its or their portion of such prepayment shall be applied by the Company on a pro rata basis to the prepayment of Notes held by Holders accepting the offer, and if no Holder accepts the offer or if a balance would remain after application to all accepting Holders, then such prepayment or balance shall be applied in accordance with the Intercreditor Agreement.

        (b) The Company shall give notice of any mandatory offer to prepay the Notes pursuant to Section 2.2(b) not later than 2 days after receipt of Net Proceeds by the Company or any Subsidiary, on the Business Day following the delivery of the certificate pursuant to Section 6.6(e) or not later than 2 days after the Company learns it will be necessary to make a prepayment pursuant to
Section 3.02(iii) or 3.02(vii) of the Intercreditor Agreement (and in any event not later than 1 day after such obligation arises), as the case may be. Such notice shall be certified by an authorized officer and shall specify (i) that it is given pursuant to this Section 2.3(b), (ii) the source of the funds to be used, (iii) the date fixed for prepayment which shall be not less than 5 nor more than 7 days after the date of delivery of such certification, (iv) that any Holder electing not to accept such offer must do so by notice to the Company not less than 1 day prior to the date fixed for prepayment, (v) the principal amount of the Holder's Notes to be prepaid and (vi) the accrued interest applicable to the prepayment. If one or more Holders elects not to accept such offer, its or their portion of such prepayment shall be applied by the Company on a pro rata basis to the prepayment of Notes held by Holders accepting the offer, and if no Holder accepts the offer or if a balance would remain after application to all accepting Holders, then such prepayment or balance shall be applied in accordance with the Intercreditor Agreement.

         (c) The Company shall give notice of any offer to prepay the Notes pursuant to Section 2.2(c) to each Holder of the Notes (i) not more than 90 and not less than 60 days prior to the date on which such Change of Control is projected to occur or (ii) if such Change of Control occurs without the knowledge of the Company, not later than 3 days after the Company learns of such Change of Control. Such notice shall be





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



certified by an authorized officer of the Company and shall specify (i) the nature of the Change of Control, (ii) the date on which it is projected to occur or on which it occurred, as the case may be, (iii) the date fixed for prepayment which shall be not less than 30 or more than 45 calendar days after the giving of such notice and in any event (except for the situation described in clause (ii) of the preceding sentence) prior to the projected date of the Change of Control, (iv) the accrued interest applicable to the prepayment and
(v) the date by which any Holder of a Note that wishes to accept such offer must deliver notice thereof to the Company which shall not be later than 10 calendar days prior to the date fixed for prepayment. Not earlier than 7 calendar days prior to the date fixed for prepayment, the Company shall give written notice to each Holder of those Holders, and the principal amount of Notes held by each, who have given notices of acceptance of the Company's offer, and thereafter any Holder may change its response to the Company's offer by written notice to such effect delivered to the Company not less than 3 calendar days prior to the date fixed for prepayment. Upon receipt by the Company of any non-revoked notice of acceptance from any Holder within the required time period, the aggregate principal amount of Notes held by such Holder, together with accrued interest thereon, shall become due and payable on the prepayment date. If, prior to the time prepayment is made, such Change of Control (actual or anticipated) is canceled, the Company may rescind such offer to prepay by delivery of a certificate of an authorized officer to such effect to each Holder of Notes.

         (d) In connection with a prepayment pursuant to Section 2.2(a), the Company also shall give notice to each Holder of the Notes by telecopy, telegram, telex or other same-day written communication, as soon as practicable but in any event not later than two business days prior to the prepayment date, of the Make-Whole Amount, if any, applicable to such prepayment and the details of the calculations used to determine the Make-Whole Amount.

         2.4.    Surrender of Notes on Prepayment or Exchange.  Subject to
Section 2.5, upon any partial prepayment of a Note pursuant to this Section 2 or partial exchange of a Note pursuant to Section 10.3, such Note may, at the option of the Holder thereof, (i) be surrendered to the Company pursuant to
Section 10.3 in exchange for a new Note equal to the principal amount remaining unpaid on the surrendered Note, or (ii) be made available to the Company, at the Company's principal office, for notation thereon of the portion of the principal so prepaid or exchanged. In case the entire principal amount of any
Note is prepaid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

         2.5. Direct Payment. Notwithstanding any other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by you or any subsequent Institutional Holder by wire transfer of immediately available funds to such account as you or such subsequent Institutional Holder have designated in Schedule I, or as you or such subsequent Institutional Holder may otherwise designate by notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall be surrendered promptly thereafter to the Company for cancellation. Any wire transfer shall identify such payment in the manner set forth in Schedule I and shall identify the payment as principal, Make-Whole Amount, if any, and/or interest. You and any subsequent Institutional Holder of a Note to which this
Section 2.5 applies agree that, before selling or otherwise transferring any such Note, you or it will make a notation thereon of the aggregate amount of all payments of principal theretofore made and of the date to which interest has been paid and, upon written request of the Company, will provide a copy of such notations to the Company.

         2.6. Allocation of Payments. Except in the case of prepayments pursuant to Sections 2.2(b) (unless all Holders accept), 2.2(c), 6.12(d), 6.12(e), 6.12(f) and 6.12(g), if less than the entire principal amount of all the Notes outstanding is to be paid, the Company will prorate the aggregate principal amount to be paid among the outstanding Notes in proportion to the unpaid principal.

         2.7. Payments Due on Saturdays, Sundays and Holidays. If the date of any required prepayment of the Notes or any interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any
Note is a day other than a Business Day, then such payment, prepayment or exchange shall not be made on such date but shall be made on the next succeeding Business Day, with interest payable to the actual date of payment.

         2.8. Minimum Prepayments. During the period commencing August 31, 1994 and ending on and including December 31, 1995 the Company shall prepay, pursuant to Section 2.1 or 2.2, not less than $30,264,000 principal amount of the Notes, at least $10,088,000 of which shall be prepaid on or prior to January 31, 1995. The prepayments made between August 31, 1994 and the date of this Agreement, aggregating $6,652,686.57, shall be credited against the requirements of this Section 2.8.

Section 3.       REPRESENTATIONS

         3.1. Representations of the Company. As an inducement to, and as part of the consideration for, your entering into this Agreement, the Company represents and warrants to you as follows:

         (a) Corporate Organization and Authority. The Company is a solvent corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into and perform the Agreement, and the Registration Agreement and to issue and sell the Notes and the Common Shares as contemplated in the Agreement.

         (b) Qualification to Do Business. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary, except for jurisdictions, individually or in the aggregate, where the failure to be so licensed or qualified would not have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

         (c)     Subsidiaries.  The Company has no Subsidiaries, as defined in
Section 5.1, except those listed in the attached Annex I, which correctly sets forth the jurisdiction of incorporation and the percentage of the outstanding Voting Stock or equivalent interest of each Subsidiary which is owned, of record or beneficially, by the Company and/or one or more Subsidiaries. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary, except for jurisdictions, individually or in the aggregate, where the failure to be so licensed or qualified would not have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole. Each Subsidiary has full corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The Company and each Subsidiary have good and marketable title to all of the shares they purport to own of the capital stock of each Subsidiary, free and clear in each case of any Lien, except as otherwise disclosed in the attached Annex II, and all such shares have been duly issued and are fully paid and nonassessable.

         (d) Financial Statements. The consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1990, 1991, 1992 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended on such dates, accompanied by the reports and opinions of Deloitte & Touche, independent certified public accountants, copies of which have heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and present fairly the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries for and as of the end of each of such years. The unaudited condensed consolidated balance sheets of the Company as of March 31 and June 30, 1993 and 1994, the unaudited condensed consolidated statements of operations for the three months ended March 31 and three and six months ended June 30, 1993 and 1994, and the unaudited condensed consolidated statements of cash flows for the three months ended March 31 and six months ended June 30, 1993 and 1994 were prepared in accordance with generally accepted accounting principles for interim financial statements consistently applied during the periods involved and present fairly the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries for and as of the end of each such period.

         (e) No Contingent Liabilities or Adverse Changes. Neither the Company nor any of its Subsidiaries has any contingent liabilities which are material to the Company and its Subsidiaries taken as a whole, other than as indicated in the 1993 audited financial statements heretofore delivered to you, and, since December 31, 1993, except for changes disclosed or reflected in the unaudited 1994 financial statements heretofore delivered to you, there have been no changes in the condition, financial or otherwise, of the Company and its Subsidiaries except changes occurring in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse.

         (f) No Pending Litigation or Proceedings. Except as described in the notes to the 1993 audited financial statements referred to in the foregoing paragraph (e) of this Section 3.1, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

         (g) Compliance with Law. (i) Neither the Company nor any of its Subsidiaries is: (x) in default with respect to any order, writ, injunction or decree of any court to which it is a named party; or (y) in default under any law, rule, regulation, ordinance or order relating to its or their respective businesses, the sanctions and penalties resulting from which defaults described in clauses (x) and (y) might reasonably be expected to have a material adverse effect on the business, properties, operations, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, or on the Company's ability to perform its obligations under this Agreement or the Notes.

                 (ii) Neither the Company nor any Subsidiary nor any Affiliate of the Company is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C.F.R. Chapter V, or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

         (h) Pension Reform Act of 1974. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Although the Internal Revenue Service has not issued
(nor has the Company or any Subsidiary requested) a determination that each "employee pension benefit plan," as defined in Section 3 of ERISA (a "Plan"), established, maintained or contributed to by the Company or any Subsidiary (except for any Plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees) is qualified under Section 401(a) and related provisions of the Code or that each related trust or custodial account is exempt from taxation under Section 501(a) of the Code, the Company believes that such Plans so qualify, that such trusts or accounts are so exempt and that, when request is so made, the Internal Revenue Service will so determine. All Plans of the Company or any Subsidiary comply in all material respects with ERISA and other applicable laws. There exist with respect to the Company or any Subsidiary no "multi-employer plans," as defined in the Multi-employer Pension Plan
Amendments Act of 1980, for which a material withdrawal or termination liability may be incurred. There exist with respect to all Plans or trusts established or maintained by the Company or any Subsidiary: (i) no accumulated funding deficiency within the meaning of ERISA; (ii) no termination of any Plan or trust which could result in any liability to the Pension Benefit Guaranty Corporation ("PBGC") or any "reportable event," as that term is defined in ERISA, which could constitute grounds for termination of any Plan or trust by the PBGC; and (iii) no "prohibited transaction," as that term is defined in ERISA, which could subject any Plan, trust or party dealing with any such Plan or trust to any tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

         (i) Title to Properties. Except as disclosed in the 1993 audited financial statements heretofore delivered to you, the Company and each Subsidiary has (i) good and marketable title in fee simple or its equivalent under applicable law to all the real property owned by it and (ii) good and marketable title to all of the other property reflected in such financial statements or subsequently acquired by the Company or any Subsidiary (except as sold or otherwise disposed of in the ordinary course of business or contemplated by this Agreement or consented to by the Holders), in each case free from all Liens or defects in title except (x) Liens created or permitted by the Consolidated Collateral Documents, (y) Liens securing Indebtedness of the Company or a Subsidiary, which are listed in the attached Annex II and (z) other Liens and minor defects in title, which primarily relate to nonoperating properties, that, in the aggregate, do not materially detract from the value of such properties or materially impair their use in the operation of the business of the Company and its Subsidiaries.

         (j) Leases. The Company and each Subsidiary enjoy peaceful and undisturbed possession under all leases under which the Company or such Subsidiary is a lessee or is operating. None of such leases contains any provision which might reasonably be expected to materially and adversely affect the operation or use of the properties so leased. All of such leases are valid and subsisting and none of them is in default.

         (k) Franchises, Patents, Trademarks and Other Rights. The Company and each Subsidiary have all franchises, permits (or similar rights pending receipt of permits which have been applied for and which the Company has no reason to believe will not be granted), licenses and other authority necessary to carry on their businesses as now being conducted, and none are in default under any of such franchises, permits, licenses or other authority which are material to their businesses, properties, operations or condition, financial or otherwise taken as a whole. The Company and its Subsidiaries own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of their businesses, without any known conflict with the rights of others which might result in any material adverse change in their businesses, properties, operations or condition, financial or otherwise, taken as a whole.

        (l) Authorization. This Agreement, the Consolidated Collateral Documents, the Registration Agreement and the Notes have been, and the Common Shares will be, duly authorized on the part of the Company and this Agreement, the Consolidated Collateral Documents, the Registration Agreement and the Notes constitute, and the Common Shares will constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The Guaranty and the Consolidated Collateral Documents have been duly authorized on the part of each Subsidiary and the Consolidated Collateral Documents do, and the Guaranty when executed and delivered will, constitute the legal, valid and binding obligations of such Subsidiary, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. Compliance by the Company and the Subsidiaries, as the case may be, with all of the provisions of this Agreement, the Guaranty, the Consolidated Collateral Documents, the Registration Agreement, the Notes and the Common Shares (i) are within their respective corporate powers, (ii) have been, or will be as to the Common Shares, duly authorized by proper corporate action and (iii) are, or will be as to the Common Shares, legal, will not violate any provisions of any law or regulation or order of any court, governmental authority or agency and will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien not provided for or permitted therein on any property of the Company or any Subsidiary under the provisions of, any charter document, by-law, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their property may be bound.

         (m) No Defaults. Except for the matters described in Annex VII which have been waived to the extent provided in Section 11.10, there exist no Defaults or Events of Default. Neither the Company nor any Subsidiary is in default under any charter document, by-law, loan agreement or other material agreement or material instrument to which it is a party or by which it or its property may be bound.

         (n) Governmental Consent. Neither the nature of the Company or any of its Subsidiaries, their respective businesses or properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor any circumstances in connection with the offer, issue, sale or delivery of the Notes or the Common Shares is such as to require a consent, approval or authorization of, or withholding of objection on the part of, or filing, registration or qualification with, any governmental authority on the part of the Company in connection with the execution and delivery of this Agreement, the Notes, the Common Shares, the Consolidated Collateral Documents, the Registration Agreement or the Guaranty.

         (o) Taxes. All income tax returns and all other material tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary, or upon any of their respective properties, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods or contested in good faith by appropriate proceedings. The Company does not know of any proposed additional tax assessment against it or any Subsidiary for which adequate provision has not been made on its books. The statute of limitations with respect to federal income tax liability of the Company and its Subsidiaries has expired for all taxable years up to and including the taxable year ended December 31, 1987 and no material controversy in respect of additional taxes due since such date is pending or to the Company's knowledge threatened. The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years and for the current fiscal period.

         (p) Status under Certain Statutes. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

         (q) Private Offering. Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with this Agreement has offered any of the Notes or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser. Neither the Company nor anyone acting on its authorization will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and exchange of the Notes within the provisions of Section 5 of the Securities Act.

         (r) Effect of Other Instruments. Except for the Reliance Documents, the Bank Loan Agreement, the 11.95% Senior Note Agreement and closure and post-closure bond agreements, neither the Company nor any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects the business, properties, operations, or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

         (s) Margin Regulations. None of the transactions contemplated in this Agreement will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of Regulation G.

         (t) Condition of Property. All of the facilities of the Company and each of its Subsidiaries are in sound operating condition and repair except for facilities being repaired in the ordinary course of business or facilities which individually or in the aggregate are not material to the Company and its Subsidiaries taken as a whole.

         (u)     Books and Records.  The Company and each of its Subsidiaries
(i) maintain books, records and accounts in reasonable detail which accurately and fairly reflect their respective transactions and business affairs, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization and to permit preparation of financial statements in accordance with generally accepted accounting principles.

         (v) Full Disclosure. Neither the financial statements referred to in paragraph (d) of this Section 3.1 nor this Agreement, the Consolidated Collateral Documents, the Registration Agreement and the Guaranty, nor any other written statement or document furnished by the Company or any Subsidiary to you in connection with the negotiation of this Agreement and the transactions contemplated hereby, taken together, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact (exclusive of general economic, political or social conditions or trends) particular to the Company known by the Company which the Company has not disclosed to you in writing which has a material adverse effect on or, so far as the Company can now foresee, will have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or on the ability of the Company to perform its undertakings under and in respect of this Agreement and the Notes.

         (w) Environmental Compliance. Except as disclosed in the reports of CH2M Hill dated March 1993 and heretofore delivered to you, the Company and each Subsidiary (i) are in compliance in all material respects with all applicable Environmental Laws and all transportation and health and safety statutes and regulations, and (ii) have not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with the release into the environment or storage of any toxic or hazardous waste, substance or material. Except as disclosed in the reports in the preceding sentence, the Company and its Subsidiaries have not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with a release or other discharge of any hazardous, toxic or waste material, including petroleum, on, in, under or into the environment surrounding any property owned, used or leased by any of them.

         3.2. Representations of the Purchasers. You represent, and in entering into this Agreement the Company understands, that you have acquired the Notes and will acquire the Common Shares for your own account and not with a view to any distribution thereof; provided that the disposition of your property shall at all times be and remain within your control, subject, however, to compliance with Federal securities laws. You acknowledge that the Notes have not been registered under the Securities Act and you understand that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. You have been advised that the Company does not contemplate registering, and is not legally required to register, the Notes under the Securities Act.

Section 4.       CLOSING CONDITIONS

         The effectiveness of this Agreement is subject to the execution of this Agreement by the Company and each Holder, to the performance by the Company of its agreements hereunder, which are to be performed at or prior to the effectiveness of this Agreement, and to the following conditions to be satisfied on or before the Effective Date:

         4.1. Representations and Warranties. The representations and warranties of the Company contained in this Agreement and the Registration Agreement or otherwise made in writing in connection herewith shall be true and correct on or as of the Effective Date and the Company shall have delivered to you a certificate to such effect, dated the Effective Date and executed by the chief financial officer or Vice President-Finance of the Company.

         4.2. Legal Opinions. You shall have received from Gardner, Carton & Douglas, who is acting as your special counsel in this transaction, and from Thorp, Reed & Armstrong, counsel for the Company, their respective opinions, dated such Effective Date, in form and substance satisfactory to you and covering substantially the matters set forth or provided in the attached Exhibits C and D.

         4.3. Events of Default. Upon satisfaction of the other conditions set forth in this Section 4, no Default or Event of Default will exist immediately after the Effective Date, and the Company shall have delivered to you a certificate to such effect, dated the Effective Date and executed by the chief financial officer or Vice President-Finance of the Company.

         4.4. Payment of Fees and Expenses. The Company shall have paid all reasonable fees, expenses, costs and charges for which invoices have been received at least 1 day prior to the Effective Date, including the reasonable fees and expenses of Gardner, Carton & Douglas, your special counsel, incurred by you and the other Holders through the Effective Date and incident to the proceedings in connection with, and transactions contemplated by, this Agreement and the Notes.

         4.5. Registration Agreement. The Company and all Holders of its Senior Debt shall have entered into the Registration Agreement in substantially the form of Exhibit I.

         4.6. Amended Guaranty. Each Subsidiary shall have executed and delivered an Amended and Restated Guaranty Agreement (the "Guaranty") in substantially the form of the attached Exhibit B.

         4.7. Bank Loan Agreement. The Company and the Banks shall have entered into amendments to the Bank Loan Agreement in substantially the forms of the attached Exhibit E1 and E2.

         4.8. Senior Note Agreement. The Company and the 11.95% Senior Noteholders shall have entered into the 11.95% Senior Note Agreement in substantially the form of the attached Exhibit F.

         4.9. Intercreditor Agreement. The parties to the Intercreditor Agreement shall have entered into an amendment and restatement thereof in substantially the form of the attached Exhibit G.

         4.10. No Objection by Reliance. You shall have been provided by the Company with a letter from Reliance, or other written evidence satisfactory to you, that Reliance consents to the terms of this Agreement or any of the transactions contemplated hereby.

         4.11. Proceedings and Documents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of such transactions shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may reasonably request.

Section 5.       INTERPRETATION OF AGREEMENT

         5.1. Certain Terms Defined. The terms hereinafter set forth when used in this Agreement shall have the following meanings:

        Affiliate - Any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds securities representing 5% or more of the combined voting power of the Voting Stock of the Company or any Subsidiary or (iii) securities representing 5% or more of the combined voting power of the Voting Stock (or in the case of a Person which is not a corporation, 5% of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreement - As defined in Section 1.1.

         Bank Debt - Indebtedness of the Company and its Subsidiaries to the Banks under or pursuant to the Bank Loan Agreement, less the amount of any cash in the Cash Collateral Account maintained pursuant to the Intercreditor Agreement.

        Bank Loan Agreement - The Amended, Modified and Restated Loan Agreement with the Company dated as of March 15, 1991, as amended by First, Second, Third, Fourth, Fifth, Sixth and Seventh Amendments and Waivers dated as of November 12, 1991, December 12, 1991, March 12, 1992, December 23, 1992, March 1, 1993, April
22, 1993, and July 9, 1993 and as proposed to be amended in the forms of Exhibits E1 and E2 hereto, as further amended and modified from time to time.

        Banks - The banks and other lending institutions from time to time party to the Bank Loan Agreement.

         Business Day - Any day, other than Saturday, Sunday or a legal holiday or any other day on which banking institutions in Chicago, Illinois or New York, New York generally are authorized to be closed.

         Capitalized Lease - Any lease the obligation for Rentals with respect to which, in accordance with generally accepted accounting principles, would be required to be capitalized on a balance sheet of the lessee or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet.

         Cash Equivalents - Investments with a stated maturity of 90 days or less in (x) commercial paper which, at the time of acquisition, is accorded the highest rating by Standard & Poor's Corporation or Moody's Investors Service, Inc., (y) certificates of deposit of any commercial bank of recognized standing with capital and surplus aggregating at least $100,000,000 and having commercial paper so rated, and (z) direct obligations of the United States government or its agencies.

         Change of Control - (i) The acquisition, through purchase or otherwise (including the agreement to act in concert without anything more), by any Person or group of Persons (other than John G. Rangos, John G. Rangos, Jr. and Alexander W. Rangos, individually or acting together) acting in concert, directly or indirectly, in one or more transactions, of (x) beneficial ownership or control of securities representing 50% or more of the combined voting power of the Company's Voting Stock or (y) substantially all of the assets of the Company or (ii) during any period of 25 or fewer consecutive months individuals who at the beginning of such period were directors of the Company (together with any replacement or additional directors whose election was recommended by or who were elected by a majority of the directors then in office) cease to constitute a majority of the board of directors of the Company.

         Charles City Letters of Credit - Collectively together with any amendments, modifications, extensions, renewals or replacements thereof, those letters of credit issued by NCNB National Bank of North Carolina (now known as NationsBank of North Carolina, N.A.), as Issuing Bank, for the account of Chambers Development of Virginia, Inc. in support of tax exempt variable rate demand note obligations relating to the landfill facility in the County of Charles City, Virginia, and being specifically identified as (i) letter of credit no. 36905 issued March 28, 1990 in the original face amount of $15,318,750, (ii) letter of credit no. 36653 issued December 6, 1989 in the original face amount of $15,318,750, and (iii) letter of credit no. 38171 issued November 12, 1991 in the original face amount of $25,531,250.

         Code - As defined in Section 3.1(h).

         Collateral Agent - The Collateral Agent appointed pursuant to the Intercreditor Agreement.

         Competitor - Any Person a substantial portion (more than 10% of such Person's revenues, earnings or assets) of whose business is competitive with one or more of the categories of the business of the Company and its Subsidiaries as described in Section 6.12.

         Consolidated Collateral Documents - As defined in the Intercreditor Agreement.

         Consolidated Current Assets and Consolidated Current Liabilities - As of the date of any determination thereof, such assets and liabilities of the Company and its Subsidiaries as shall be determined on a consolidated basis in accordance with generally accepted accounting principles to constitute current assets and current liabilities, respectively, including scheduled amortization payments to be made on VRDN obligations (as defined in the Intercreditor Agreement) and any commensurate pro rata payments owing to the Holders and the 11.95% Senior Noteholders relating thereto, but excluding (i) the reimbursement obligations owed to the Banks, (ii) the scheduled mandatory prepayments on the Notes and the 11.95% Senior Notes and the commensurate pro rata payments owing in connection with such prepayments, and (iii) the approximately $29,000,000 of current liabilities incurred in connection with the transactions described in the Memorandum of Understanding attached as Annex VIII, which current liabilities are set forth in the Analysis of Effect of Litigation Settlement attached as Annex IX.

         Consolidated Indebtedness - The consolidated Indebtedness of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles.

         Consolidated Tangible Net Worth - The consolidated stockholders' equity of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles after elimination of minority interests, less, without duplication, (i) the sum of all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense, deferred costs and other similar intangibles properly classified as intangibles in accordance with generally accepted accounting principles and (ii) securities of the Company held in the treasury of the Company. Notwithstanding the foregoing, Consolidated Tangible Net Worth for purposes of Section 7.4 shall be determined without regard to the charge against retained earnings of up to $74,000,000 resulting from the transactions described in the Memorandum of Understanding attached as Annex VIII, the financial impact of which is described in attached Annex IX.

         Consolidated Working Capital - The excess of Consolidated Current Assets over Consolidated Current Liabilities.

         Default - Any default which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

         Determination Date - The day 3 days before the date fixed for a prepayment pursuant to a notice required by Section 2.3 or the day 15 days before the date of declaration pursuant to Section 8.2.

         Disposition - As defined in Section 7.9.

         Effective Date - As defined in Section 1.1.

         11.95% Senior Note Agreement - The Note Purchase Agreement dated as of November 15, 1988 between the Company and the institutions named therein, as amended and modified by the Waiver and Amendment dated December 23, 1992, the Extension of Waiver and Second Amendment, dated February 26, 1993 and the Amended and Restated Note Purchase Agreement dated July 9, 1993 and as proposed to be amended and modified by an Amended and Restated Note Purchase Agreement in the form of the attached Exhibit F and as further amended and modified from time to time.

         11.95% Senior Noteholders - The holders of the Company's 11.95% Senior Notes due December 31, 1996.

         11.95% Senior Notes - The outstanding 11.95% Senior Notes due December 31, 1996 of the Company issued pursuant to the 11.95% Senior Note Agreement.

         Environmental Laws - All laws relating to environmental matters, including those relating to (i) fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release or threatened release of hazardous materials and to the generation, use, storage, transportation, or disposal of hazardous materials, in any manner applicable to the Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq. "RCRA"), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq. "TSCA"), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), and (ii) environmental protection, including the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), and comparable local, state and foreign laws, each as amended or supplemented, and any similar or analogous local, state, federal and foreign statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

         ERISA - As defined in Section 3.1(h).

         Event of Default - As defined in Section 8.1.

         Excess Unrestricted Cash Balances - For any month, the Unrestricted Cash Balances in excess of $40,000,000.

         Exchange Act - The Securities Exchange Act of 1934, as amended, and as it may be further amended from time to time.

         Guaranties - All obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of a Person guaranteeing or, in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation against loss in respect thereof. For the purposes of all computations made under this Agreement, Guaranties in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and Guaranties in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         Guaranty - As defined in Section 4.6.

         Holder - As defined in the introduction.

         Indebtedness - Without duplication, (i) all items of borrowings, including Capitalized Leases, which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date at which Indebtedness is to be determined, and

(ii) all Guaranties (other than Guaranties of Indebtedness of a Subsidiary by the Company), (iii) matured and unmatured reimbursement obligations under letters of credit, (iv) matured and unmatured indemnity obligations under surety bonds and (v) endorsements (other than of negotiable instruments for collection or deposit in the ordinary course of business).

         Institutional Holder - Any bank, trust company, insurance company, pension fund, mutual fund or other similar financial institution, including, without limiting the foregoing, any "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is or becomes a Holder of any Note.

         Intercreditor Agreement - The Restated Collateral, Agency and Intercreditor Agreement dated as of July 9, 1993 among the Company and its Subsidiaries, the Holders, the Banks, the 11.95% Senior Noteholders and the Collateral Agent named therein and as proposed to be amended and modified by an Amended and Restated Collateral, Agency and Intercreditor Agreement in the form of the attached Exhibit G and as further amended and modified from time to time.

         Investments - All investments made, in cash or by delivery of property, directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         Lien - Any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing.

         Make-Whole Amount - As of any Determination Date, to the extent that the Reinvestment Yield on such Determination Date is lower than the interest rate payable on or in respect of the Notes, the excess of (a) the present value of the principal and interest payments to be foregone by any prepayment (exclusive of accrued interest on such Notes through the date of prepayment) on such Notes (taking into account the manner of application of such prepayment required by Section 2.2(e)), determined by discounting (quarterly on the basis of a 360-day year composed of twelve 30-day months) such payments at a rate that is equal to the Reinvestment Yield over (b) the aggregate principal amount of such Notes then to be prepaid or paid. To the extent that the Reinvestment Yield on any Determination Date is equal to or higher than the interest rate payable on or in respect of such Notes, the Make-Whole Amount is zero.

         Mortgages - As defined in the Intercreditor Agreement.

         Net Cash Flow from Operations - For any period, the difference between cash receipts from operations and cash disbursements from operations, calculated on a consolidated basis for the Company and its Subsidiaries as provided in the attached Exhibit H.

         Net Proceeds - The gross proceeds from any Disposition less (i) reasonable and necessary expenses directly incurred in such sale, (ii) any Indebtedness (other than Senior Debt and obligations under variable rate demand notes or similar industrial revenue bonds) incurred by the Company or a Subsidiary in connection with the acquisition of the assets subject to such Disposition which the Company or such Subsidiary is required or elects to repay substantially contemporaneously with such Disposition and (iii) amounts paid to satisfy leases on such assets.

         Non-Hazardous Waste - Any waste, substance or material, including ash, except a hazardous or toxic waste, substance or material, as those terms are defined in applicable Federal, state or local laws or regulations, including, but not limited to RCRA and TSCA.

         Note Register - As defined in Section 10.2.

         Notes - As defined in Section 1.1.

         PBGC - As defined in Section 3.1(h).

         Person - Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Plan - As defined in Section 3.1(h).

         Pro Rata Share - The percentage of the aggregate outstanding principal amount of Senior Debt represented by the aggregate outstanding principal amount of the Notes, which is intended to be and remain 50.44%.

         Qualified Investments - Any and all of the following Investments of the Company and its Subsidiaries:

                          (i)     Investments in the capital stock of
         Subsidiaries;

                          (ii) Loans and advances by the Company to a Subsidiary or loans and advances by a Subsidiary to the Company, which are subordinated in right of payment to the Notes;

                          (iii) Investments in (x) commercial paper maturing in 90 days or less from the date of issuance which, at the time of acquisition, is accorded the highest rating by Standard & Poor's Corporation or Moody's Investors Service, Inc., provided that no more than $10,000,000 at any time shall be invested in commercial paper of a single issuer, (y) certificates of deposit maturing within 90 days from the date of issuance of banks with capital and surplus aggregating at least $100,000,000 and having commercial paper so rated, and (z) direct obligations of the United States government or its agencies maturing within 90 days from the date of issuance;

                          (iv)    Trade credit, loans and advances to
         subcontractors and suppliers and advances to employees to meet expenses incurred by such employees, in each case in the usual or ordinary course of business consistent with past practice;

                          (v) Investments of trust funds held by trustees of variable rate tax-exempt demand notes in tax-exempt securities maturing within 6 months of the date of issuance and backed by a letter of credit at least equal to the outstanding principal amount thereof issued by a commercial bank whose long-term unsecured debt is rated A or better by Standard & Poor's Corporation or Moody's Investors Service, Inc.; and

                          (vi) Other Investments which in the aggregate do not exceed 10% of Consolidated Tangible Net Worth as of the date of determination.

In valuing Qualified Investments for purposes of this Agreement, such Qualified Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

         Reclassification - As defined in paragraph (c) of Section 6.12.

         Reclassified Waste - As defined in paragraph (c) of Section 6.12.

         Reinvestment Yield - The sum of (i) 0.50% plus (ii) (A) the yield reported, as of 10:00 A.M. (New York City time) on the Determination Date, on the Cantor-Fitzgerald Brokerage Screen available on the Bloomberg and Knight Ridder Information System (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life to Maturity of the Notes then being prepaid or paid as of the date of prepayment or payment, rounded to the nearest month, or (B) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable in accordance with the preceding clause, then the arithmetic mean of the yields published in the statistical release designated H.15(519) (or any successor publication) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities-- Treasury Constant Maturities" for the maturity corresponding to the remaining Weighted Average Life to Maturity of the Notes as of the date of such prepayment or payment, rounded to the nearest month. If no maturity exactly corresponding to such rounded
Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods, to the nearest month). For purposes of calculating the Reinvestment Yield, the most recent weekly statistical release published prior to the applicable Determination Date shall be used. In the event the statistical release is not published, the arithmetic mean of such reasonably comparable index as may be designated by the Holders of at least 51% in aggregate principal amount of the Notes, for the maturity corresponding to the remaining Weighted Average Life to Maturity of the Notes, as of the date of prepayment or payment, as the case may be, rounded to the nearest month shall be used.

         Reliance - Reliance Insurance Company, Reliance Insurance Company of New York, Reliance National Indemnity Company, United Pacific Insurance Company and United Pacific Insurance Company of New York, collectively.

         Reliance Documents - The Underwriting and Continuing Indemnity Agreement between the Company and its Subsidiaries and Reliance; the Equipment and Landfill Utilization Agreement among the Company and its Subsidiaries, Reliance and the Collateral Agent; the Security Agreement between the Company and its Subsidiaries and Reliance; the Agreement Governing Disposition of Contract Proceeds and Other Cash Collateral among the Company and its Subsidiaries, Reliance and Mellon Bank, N.A.; the Stock Pledge Agreement between the Company and its Subsidiaries and Reliance; the Pledge Agreement between the Company and Reliance; and the Voting Trust Agreement among the Company and its Subsidiaries, Reliance, Reliance Surety Company and the Collateral Agent, each of such agreements being dated February 26, 1993, as any or each of them may be modified or amended from time to time.

         Reliance Intercreditor Agreement - The Intercreditor Agreement among the Company and its Subsidiaries, Reliance and the Collateral Agent, as modified or amended from time to time.

         Rentals - As of the date of any determination thereof, all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed on the basis of the minimum rents, if any, required to be paid by the lessee, regardless of sales volume or gross revenues.

         Securities Act - The Securities Act of 1933, as amended, and as it may be further amended from time to time.

         Security and Pledge Agreement - As defined in the Intercreditor Agreement.

         Senior Debt - The Notes, the 11.95% Senior Notes and the Bank Debt.

         Subordinated Debt - Any unsecured Indebtedness of the Company which is subordinate in right of payment to the Notes.

         Subsidiary - Any corporation of which more than 50% of the outstanding shares of Voting Stock are owned or controlled, directly or indirectly, by the Company and/or one or more Subsidiaries.

         Unrestricted Cash Balances - For any month, the sum of the cash and Cash Equivalents of the Company and its Subsidiaries which are not subject to contractual restrictions as to use at the end of each day during such month divided by the number of days in such month. Except for the pledge of $5,000,000 to Reliance pursuant to the Pledge Agreement dated as of February 26, 1993, the Lien of Reliance under the Reliance Documents shall not be deemed to be a contractual restriction.

         Voting Stock - Capital stock of any class of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (whether or not at the time stock of any class shall have or might have special voting powers or rights by reason of the happening of any contingency).

         Weighted Average Life to Maturity - As applied to any prepayment of principal of the Notes, or to any Subordinated Debt, at any date, the number of years obtained by dividing (a) the then outstanding principal amount of the Notes to be prepaid, or the then outstanding principal amount of such Subordinated Debt, as the case may be, into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payment, including payment at final maturity, foregone by such prepayment in the case of a prepayment of the Notes or in respect of such Subordinated Debt, by (ii) the number of years (calculated to the nearest 1/12th) which will elapse between such date and the making of such payment.

         Wholly-Owned - When applied to a Subsidiary, any Subsidiary 100% of the Voting Stock of which is owned by the Company and/or its Wholly-Owned Subsidiaries.

         Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

         5.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles in force from time to time, except where such principles are inconsistent with the requirements of this Agreement.

         5.3. Valuation Principles. Except where indicated expressly to the contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value" with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with generally accepted accounting principles, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with generally accepted accounting principles, should have been set aside with respect thereto, but in every case (whether or not permitted in accordance with generally accepted accounting principles) without giving effect to any write-up, write-down or write-off (other than any write-down or write-off the entire amount of which was charged to consolidated net income or to a reserve which was a charge to consolidated net income) relating thereto which was made after the date of this Agreement.

         5.4. Direct or Indirect Actions. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

Section 6.    AFFIRMATIVE COVENANTS

         The Company agrees that, for so long as any amount remains unpaid on any Note or pursuant to the Consolidated Collateral Documents:

         6.1. Corporate Existence. The Company will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and use, and cause each Subsidiary to use, its best efforts to maintain, preserve, renew and extend all of its rights, powers, privileges and franchises necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Section 7.8 and provided further, that nothing in this
Section 6.1 shall prevent the termination of the corporate existence of any Subsidiary if, in the opinion of the Board of Directors of the Company, such termination is in the best interests of the Company, is not disadvantageous to Holders of the Notes and is not otherwise prohibited by this Agreement.

         6.2. Insurance. The Company will insure and keep insured at all times all of its properties and all of its Subsidiaries' properties which are of an insurable nature and of the character usually insured by companies operating similar properties against loss or damage by fire and from other causes customarily insured against by companies engaged in similar businesses in such amounts as are usually insured against by such companies. The Company also will maintain for itself and its Subsidiaries at all times adequate insurance against loss or damage from such hazards and risks to the person and property of others as are usually insured against by companies operating properties similar to the properties of the Company and its Subsidiaries. All such insurance (other than permitted self-insurance) shall be carried with financially sound and reputable insurers accorded a rating of A- and VII or better by A.M. Best Company, Inc., unless any such insurance is not available on commercially reasonable terms from an insurer so rated, in which case it shall be carried by a financially sound and reputable insurer which in the opinion of the Company most closely approximates the criteria necessary to obtain such rating. The Company may self-insure (i) without limitation to the extent such self-insurance is fully collateralized by cash or letters of credit and (ii) otherwise in amounts which, in the aggregate, do not at any time exceed 13% of Consolidated Tangible Net Worth. At no time will the Company's and its Subsidiaries' insurance be less than that carried on the date hereof unless such insurance becomes unavailable. A summary of insurance presently in force, including self-insurance and deductibles, is contained in the attached Annex V.

         6.3. Taxes, Claims for Labor and Materials. The Company will pay and discharge when due, and will cause each Subsidiary to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), other than taxes which individually and in the aggregate are not material in amount and the non-payment of which would not have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon its property or assets, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles.

         6.4. Maintenance of Properties. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties (whether owned in fee or a leasehold interest) in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions.

         6.5. Maintenance of Records. The Company will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as to consistency only as are disclosed in such financial statements or in the notes thereto), and the Company will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

        6.6. Financial Information and Reports. The Company will furnish to you and to any other Institutional Holder (in duplicate if you or such other Holder so request and provided that only another Institutional Holder which is not a Competitor shall be entitled to receive the information specified in clause (ii) of paragraph (e) and paragraphs (j) and (m) of this Section 6.6), the following:

        (a) As soon as available and in any event within 50 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Company, a condensed consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and condensed consolidated statements of operations and cash flows of the Company and its Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period and ending on the date of such balance sheet, setting forth in comparative form the corresponding condensed consolidated statements of operations and cash flows for the corresponding periods of the preceding fiscal year and the condensed consolidated balance sheet as of the end of the preceding fiscal year, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except, as to consistency only, for changes disclosed in such financial statements or in the notes thereto) and certified by the chief financial officer or chief accounting officer of the Company (i) outlining the basis of presentation, and (ii) stating that the information presented in such statements presents fairly the financial position of the Company and its Subsidiaries and the results of their operations for the period, subject to customary year-end audit adjustments;

         (b) As soon as available and in any event within 95 days after the last day of each fiscal year a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except, as to consistency only, for changes disclosed in such financial statements or in the notes thereto) and accompanied by a report as to the consolidated balance sheet and the related consolidated statements of operations, stockholders' equity and cash flows of Deloitte & Touche or any other firm of independent public accountants of recognized national standing selected by the Company to the effect that such financial statements have been prepared and present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the end of such period and the results of their operations and their cash flows for such fiscal year in conformity with generally accepted accounting principles and that the examination of such financial statements by such accounting firm has been made in accordance with generally accepted auditing standards;

         (c) Together with the financial statements delivered pursuant to paragraphs (a) and (b) of this Section 6.6, a certificate or certificates of the chief financial officer or chief accounting officer, (i) to the effect that such officer has re-examined the terms and provisions of this Agreement and that at the date of such certificate, during the periods covered by such financial reports and as of the end of such periods, the Company is not, or was not, in default in the fulfillment of any of the terms, covenants, provisions and conditions of this Agreement and that no Default or Event of Default, is occurring or has occurred as of the date of such certificate, during such periods and as of the end of such periods, or if the signer is aware of any such Default, or Event of Default, he shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company has taken or proposes to take with respect thereto and (ii) stating whether the Company is in compliance with Section 6.12 and Sections 7.1 through 7.13 and setting forth, in sufficient detail, the information and computations required to establish whether or not the Company was in compliance with the requirements of Sections 7.1 through 7.10 during the periods covered by the financial reports then being furnished and as of the end of such periods and (iii) setting forth a detailed schedule of capital expenditures made during such period;

         (d) Together with the financial reports delivered pursuant to paragraph (b) of this Section 6.6, comparable unaudited financial information on a line of business basis (which for purposes hereof shall be deemed to be landfills and waste hauling);

         (e) As soon as available and in any event within 10 Business Days after the end of each month, a consolidated statement of cash receipts and disbursements of the Company and its Subsidiaries for such month, which also sets forth the Company's Unrestricted Cash Balances as of the last day of such month, accompanied by (i) a certificate of the chief financial officer, the Vice President-Finance or the Treasurer of the Company outlining the basis of presentation and (ii) a listing for such month of the average daily volume and net revenue per ton for each landfill site of the Company and its Subsidiaries;

        (f) On the twenty-fifth day of each month (except at the end of a fiscal quarter in which case 50 days after the end of such quarter), a condensed consolidated balance sheet of the Company and its Subsidiaries as of the end of the preceding month and condensed consolidated statement of operations of the Company and its Subsidiaries for such month, certified by the chief financial officer or the chief accounting officer of the Company (i) outlining the basis for presentation and (ii) stating that the information presented in such statements presents fairly the financial position of the Company and its Subsidiaries and the results of their operations for such month in accordance with generally accepted accounting principles (to the extent applicable to interim financial statements), subject to customary year-end audit adjustments;

         (g) Not less frequently than monthly, a status report on actual and pending Dispositions;

         (h) Within 15 days after the Company obtains knowledge thereof, notice of any litigation not fully covered by insurance or any governmental proceeding pending against the Company or any Subsidiary in which the damages sought exceed $3,000,000 or which might reasonably be expected to otherwise materially adversely affect the business, property, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole;

         (i) As soon as available, copies of each financial statement, notice, report and proxy statement which the Company shall furnish to its stockholders; copies of each registration statement and periodic report which the Company may file with the Securities and Exchange Commission, and any other similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended; without duplication, copies of each report (other than reports relating solely to the issuance of, or transactions by others involving, its securities) relating to the Company or its securities which the Company may file with any securities exchange on which any of the Company's securities may be registered; copies of any orders in any material proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries; and, except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g-3-2(b), such financial or other information as any Holders of the Notes or prospective purchaser of the Notes may reasonably determine is required to permit such Holders to comply with the requirements of Rule 144A under the Securities Act in connection with the resale by such Holders of the Notes;

         (j) As soon as available, a copy of each management letter, or draft thereof, delivered to the Company by its independent public accountants, a copy of any responses of the Company thereto and in any event a report setting forth all actions taken by, and responses of the Company to, such letters or drafts, and a copy of each other report submitted to the Company or any Subsidiary by independent accountants retained by the Company or any Subsidiary in connection with any interim or special audit made by them of the books of the Company or any Subsidiary;

         (k) As soon as available and in any event not later than January 31 of each year a copy of its business plan, including financial projections, for such year;

         (l) Concurrently with the delivery thereof, copies of any reports delivered to Reliance, the Banks or the 11.95% Noteholders; and

        (m)      Such additional information as you or such other
Institutional Holders of the Notes may reasonably request concerning the Company and its Subsidiaries.

         6.7. Inspection of Properties and Records. The Company will allow, and will cause each Subsidiary to allow, any representative of you or any other Institutional Holder which is not a Competitor, so long as you or such other Institutional Holder which is not a Competitor holds any Note, to visit and inspect any of its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers and its public accountants (and by this provision the Company authorizes such accountants to discuss with you or such Institutional Holder which is not a Competitor its affairs, finances and accounts), all at such reasonable times and as often as you or such Institutional Holder which is not a Competitor may reasonably request and, if at the time thereof any Default or Event of Default has occurred and is continuing, at the Company's expense.

         6.8. ERISA. (a) The Company agrees that all assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan of the Company or any Subsidiary, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA and other applicable laws.

         (b) The Company will not at any time permit any Plan established, maintained or contributed to by it or any Subsidiary or "affiliate" (as defined in Section 407(d)(7) of ERISA) to:

                          (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

                          (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

                          (iii) be terminated under circumstances which are likely to result in the imposition of a Lien on the property of the Company or any Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company;

if the event or condition described in clauses (i), (ii) or (iii) above is likely to subject the Company or any Subsidiary or ERISA affiliate to a liability which, in the aggregate, is material in relation to the business, property, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

         (c) Upon the request of you or any other Institutional Holder, the Company will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service. Copies of annual reports shall be delivered no later than 30 days after the later of the date such report has been filed with the Internal Revenue Service or the date the copy is requested.

         (d) Promptly upon the occurrence thereof, the Company will give you and each other Institutional Holder written notice of (i) a reportable event with respect to any Plan; (ii) the institution of any steps by the

Company, any Subsidiary, any ERISA affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Company, any Subsidiary, or any ERISA affiliate to withdraw from any Plan; (iv) a prohibited transaction in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing which, in any of the events specified above, would result in any material liability of the Company or any of its Subsidiaries.

         6.9. Compliance with Laws. (a) The Company will comply, and will cause each Subsidiary to comply, with all laws, rules and regulations, including Environmental Laws, relating to its or their respective businesses, other than laws, rules and regulations the failure to comply with which or the sanctions and penalties resulting therefrom, individually or in the aggregate, would not have a material adverse effect on the business, properties, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, and which would not result in the creation of a Lien which, if incurred in the ordinary course of business, would not be permitted by Section 7.6 on any of the property of the Company or any Subsidiary; provided, however, that the Company and its Subsidiaries shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested by it or them in good faith and by appropriate proceedings and as to which the Company has established adequate reserves on its books.

         (b) Promptly upon the occurrence thereof, the Company will give you and each other Institutional Holder written notice of the institution of any proceedings against, or the receipt of notice of potential liability or responsibility of, the Company or any Subsidiary for violation, or the alleged violation, of any Environmental Law which violation, individually or together with all other alleged violations, could give rise to a material liability of the Company and its Subsidiaries taken as a whole.

         6.10. Acquisition of Notes. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, will repurchase or offer to repurchase any Notes unless the offer is made to repurchase Notes pro rata from all Holders at the same time and on the same terms. The Company will forthwith cancel any Notes in any manner or at any time acquired by the Company or any Subsidiary or Affiliate and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes.

         6.11.    Reserved

         6.12.   Nature of Business.  (a)  Subject to paragraphs (b) through
(g) hereof, the Company will, and will cause each Subsidiary to, engage only in the business of (i) Non-Hazardous Waste management (including recycling and composting), (ii) incineration and disposal of Non-Hazardous Wastes, (iii) transportation of Non-Hazardous Wastes, and (iv) operations ancillary to the foregoing.

         (b)     Without reference to paragraphs (c) through (g) of this
Section 6.12, in the event of the acquisition by the Company or a Subsidiary of a business an incidental portion of which (less than 25% of the assets and revenues of such business and less than 5% of the consolidated revenues of the Company and its Subsidiaries on a pro-forma basis) is not described in clauses
(i) through (iv) of paragraph (a) of this Section 6.12, the Company shall have 180 days from the date of such acquisition to discontinue or dispose of such noncomplying activities before it shall be deemed to be in violation of this
Section 6.12. The Company shall give prompt written notice, but in any event within 10 days of each event specified in clauses (i) and (ii) of paragraph (a) of this Section 6.12, to each Holder of Notes of (i) any such acquisition, specifying in reasonable detail the noncomplying activities and (ii) the discontinuance or disposition of such noncomplying activities. This paragraph
(b) shall not be available for the acquisition of any business a greater than incidental portion of which violates this Section 6.12.

         (c) The reclassification to hazardous (a "Reclassification"), by law or by any regulatory authority, of Non-Hazardous Waste ("Reclassified Waste") being managed (which term shall be deemed to include incineration, disposal, storage and transportation) by the Company or any of its Subsidiaries or contracted to be managed by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has been issued a permit to manage by a regulatory authority during the term of this Agreement shall not be deemed a violation of this Section 6.12 if, immediately following such Reclassification, (x) the Company's handling of such Reclassified Waste complies in all material respects with all applicable permits, laws and regulations and (y) the consolidated revenues produced from the management of Reclassified Waste do not exceed 5% of the Company's consolidated revenues for the twelve months ended as of the Company's most recently completed fiscal quarter prior to the effective date of the Reclassification. The Company shall give written notice of a Reclassification within 10 days of such Reclassification.

         (d) If, as a result of a Reclassification, the consolidated revenues produced from the management of Reclassified Waste exceed 5% of the Company's consolidated revenues for the twelve months ended as of the end of the most recently completed fiscal quarter prior to the effective date of the Reclassification, the Company shall, within 30 days after the effective date of such Reclassification, give written notice to each Holder of a Note of such fact, specifying in reasonable detail the nature of such Reclassification and the amount and percentage of consolidated revenues produced by the management of Reclassified Waste. Such notice shall contain the written offer of the Company to prepay, on a date specified in such notice which shall be a business day not less than 160 nor more than 180 calendar days after the effective date of such Reclassification, the entire principal amount of the Notes held by each Holder at a price equal to 100% of the principal amount thereof plus accrued interest to the date of prepayment and shall state that notice of acceptance of the Company's offer to prepay under this Section 6.12(d) must be delivered to the Company within 115 calendar days after receipt of the Company's notice.
Any Holder may revoke its acceptance of the Company's offer by written notice to such effect delivered to the Company not less than 15 days prior to the date fixed for prepayment. In the event the Company discontinues or disposes of a sufficient portion of the Reclassified Waste management activities so that, after giving effect thereto, the consolidated revenues produced from management of the Reclassified Waste would be less than 5% of the Company's consolidated revenues for the period specified in the first sentence of this paragraph (d), the Company may revoke its prepayment offer by written notice to each Holder of Notes not less than 5 days prior to the payment date specified in the offer, which notice shall specify the actions taken and set forth the calculations of consolidated revenues, and the Company's obligation to prepay the Notes shall terminate.

         (e) If, as result of a Reclassification, the consolidated revenues produced from the management of Reclassified Waste exceed 25% of the Company's consolidated revenues for the twelve months ended as of the end of the most recently completed fiscal quarter prior to the effective date of the Reclassification, the Company shall, within 30 days after the effective date of such Reclassification, give written notice to each Holder of a Note of such fact, specifying in reasonable detail the nature of such Reclassification and the amount and percentage of consolidated revenues produced by the Company and its Subsidiaries from the management of Reclassified Waste. Such notice shall contain the written offer of the Company to prepay, on a date specified in such notice which shall be a business day not less than 160 nor more than 180 calendar days after the effective date of such Reclassification, the entire principal amount of the Notes held by each Holder at a price equal to 100% of the principal amount thereof plus accrued interest to the date of prepayment plus the Make-Whole Amount, and shall state that notice of acceptance of the Company's offer to prepay under this Section 6.12(e) must be delivered to the Company within 115 calendar days after receipt of the Company's notice. Any Holder may revoke its acceptance of the Company's offer by written notice to such effect delivered to the Company not less than 15 days prior the date fixed for prepayment. In the event the Company discontinues or disposes of a sufficient portion of the Reclassified Waste management activities so that after giving effect thereto, the revenues produced from management of the Reclassified Waste would be less than 5% of the Company's consolidated revenues for the period specified in the first sentence of this paragraph (e), the Company may revoke its prepayment offer by written notice to each Holder of Notes not less than 5 days prior to the payment date specified in the offer, which notice shall specify the actions taken and set forth the calculations of consolidated revenues, and the Company's obligation to prepay the Notes shall terminate.

         (f) If as of the end of any fiscal quarter ending after a Reclassification, the consolidated revenues produced from the management of Reclassified Waste exceed 5% of the Company's consolidated revenues for the twelve months then ended, the Company shall, not later than 30 days after the end of such quarter, give written notice to each Holder of a Note of such fact, specifying in reasonable detail the amount and percentage of consolidated revenues produced from the management of Reclassified Waste. Such notice shall contain the written, irrevocable offer of the Company to prepay, on a date specified in such notice which shall be a business day not less than 160 nor more than 180 calendar days after the end of such quarter, the entire principal amount of the Notes held by each Holder at a price equal to 100% of the principal amount thereof plus accrued interest to the date of prepayment and shall state that notice of acceptance of the Company's offer to prepay under this Section 6.12(f) must be delivered to the Company within 115 calendar days after receipt of the Company's notice. Any holder may revoke its acceptance of the Company's offer by written notice to such effect delivered to the Company not less than 15 days prior to the date fixed for prepayment. In the event the Company disposes or discontinues all Reclassified Waste management activities within 150 days after the end of the fiscal quarter referred to in the first sentence of this paragraph, the Company may revoke its prepayment offer by written notice to each Holder of Notes not less than 50 days prior to the payment date specified in the offer, which notice shall specify the actions taken, and the Company's obligation to prepay the Notes shall terminate.

         (g) If as of the end of any fiscal quarter ending after a Reclassification, the consolidated revenues produced from the management of Reclassified Waste exceed 25% of the Company's consolidated revenues for the twelve months then ended, the Company shall not later than 30 days after the end of such quarter, give written notice to each Holder of a Note of such fact, specifying in reasonable detail the amount and percentage of consolidated revenues produced from the management of Reclassified Waste. Such notice shall contain the written, irrevocable offer of the Company to prepay, on a date specified in such notice which shall be a business day not less than 160 nor more than 180 calendar days after the end of such quarter, the entire principal amount of the Notes held by each Holder at a price equal to 100% of the principal amount thereof plus accrued interest to the date of prepayment plus the Make-Whole Amount, and shall state that notice of acceptance of the Company's offer to prepay under this Section 6.12(g) must be delivered to the Company within 115 calendar days after receipt of the Company's notice. Any Holder may revoke its acceptance of the Company's offer by written notice to such effect delivered to the Company not less than 15 days prior to the date fixed for prepayment. In the event the Company disposes or discontinues all Reclassified Waste management activities within 150 days after the end of the fiscal quarter referred to in the first sentence of this paragraph, the Company may revoke its prepayment offer by written notice to each holder of Notes not less than 50 days prior to the payment date specified in the offer, which notice shall specify the actions taken, and the Company's obligation to prepay the Notes shall terminate.

          6.13. Private Letter Rating. The Company shall cooperate with the Holders and use its best efforts to obtain at its expense a private letter rating on the Notes from either Moody's Investor Services, Inc. or Standard & Poor's Corporation.

          6.14. Valuation of Businesses. Upon the request of holders of more than 50% in principal amount of the outstanding Notes and 11.95%
Senior Notes, treated as a single group, the Company, at its expense, shall arrange promptly for the valuation of its landfills and other businesses by one or more qualified independent appraisers reasonably acceptable to the holders of at least 66-2/3% in aggregate principal amount of the outstanding Notes and 11.95% Senior Notes, treated as a single group, and promptly shall provide copies of such valuations to each holder. The Company shall not be obligated to arrange for such valuation more than twice during the term of this Agreement and in no event in consecutive years.

Section 7.  NEGATIVE COVENANTS

          The Company agrees that, for so long as any amount remains unpaid on any Note or pursuant to the Consolidated Collateral Documents:

          7.1. Net Cash Flow from Operations. The Company will not permit Net Cash Flow from Operations for any fiscal quarter to be less than 80% of the amount of forecasted Net Cash Flow from Operations, as set forth in the business plan dated October 7, 1994 and delivered pursuant to Section 6.6(k), for each fiscal quarter of the Company ending after the Effective Date of this Agreement, provided, however, that the Company shall not be deemed to be in default of this covenant unless and until it fails to comply with its undertakings for two consecutive fiscal quarters.

          7.2. Working Capital. The Company will not permit Consolidated Working Capital to be less than $25,000,000 at any time; provided, however, that a reduction in Consolidated Working Capital below $25,000,000 for less than 31 days due to a prepayment using Excess Unrestricted Cash Balances pursuant to Section 2.2(b) shall not constitute a violation of this Section 7.2.

          7.3. Capital Expenditures. The Company will not, and will not permit any Subsidiary to, make in any year, or commit to make in such year, aggregate expenditures for capital assets, construction or development (exclusive of restricted trust funds used for such purpose and direct and indirect costs capitalized in accordance with generally accepted accounting principles), in excess of $48,300,000 for the year ending December 31, 1994 or in excess of $38,000,000 in either of the years ending December 31, 1995 and 1996, measured on a cash basis.

          7.4. Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth at any time to be less than $100,000,000.

          7.5. Indebtedness. The Company will not, and will not permit any Subsidiary to, create, assume, incur, guarantee or otherwise become liable for, directly or indirectly, any Indebtedness, other than:

         (a) Indebtedness outstanding on the date of this Agreement which is listed on the attached Annex III;

         (b) Extensions or renewals of Indebtedness referred to in paragraph (a) of this 7.5 provided there is no increase in the outstanding principal amount thereof or material change in the terms thereof;

        (c) Additional Indebtedness representing unmatured indemnity obligations under surety bonds issued for the benefit of the Company and its Subsidiaries in the ordinary course of their businesses;

        (d) Indebtedness to Reliance representing advances or loans by Reliance to the Company and its Subsidiaries after the occurrence of a default under the Reliance Documents; and

        (e) Additional Indebtedness not in excess of $8,000,000 in aggregate principal amount in connection with lease and/or purchase money financing entered into or incurred after July 8, 1993 and prior to December 31, 1996, treating the aggregate Rentals due under leases which are not Capitalized Leases as the principal amount thereof.


        7.6. Liens. The Company will not, and will not permit any Subsidiary to, create, assume, incur or permit to exist, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

        (a) Liens existing on property of the Company or any Subsidiary as of the date of this Agreement that are described in the attached Annex II;

        (b) Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith and as to which the Company has established adequate reserves on its books;

        (c) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed and such Liens are being contested in good faith and as to which the Company has established adequate reserves on its books;

        (d) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, including encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property, landlord's and lessor's liens in the ordinary course of business, which do not materially interfere with the conduct of the business of the Company and its Subsidiaries taken as a whole;

        (e) Liens in the form of cash collateral securing indemnity obligations under closure and post-closure surety bonds issued by sureties other than Reliance for the benefit of the Company and its Subsidiaries in the ordinary course of their businesses;

        (f) Liens created pursuant to the Consolidated Collateral Documents in favor of the Collateral Agent for the ratable benefit of the holders of Senior Debt (including the Holders) and Liens otherwise permitted or contemplated by the Consolidated Collateral Documents or the Reliance Intercreditor Agreement in favor of Reliance; and

        (g) Liens arising in connection with the incurrence of additional Indebtedness pursuant to Section 7.5(e), provided such Lien does not extend to any property other than that being financed or leased.

        7.7. Restricted Payments. The Company will not, except as hereinafter provided:

        (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company);

        (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock or any warrants, rights or options to purchase or acquire any shares of its capital stock;

        (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

        (d) make any payment, either directly or indirectly or through any Subsidiary, of principal of any Subordinated Debt other than at the expressed maturity date thereof, scheduled mandatory prepayments or redemptions thereof in accordance with the original terms of such Subordinated Debt and redemption payments incidental to the optional redemption of convertible Subordinated Debt at a time when the market price of the securities into which such Subordinated Debt is convertible is higher than the conversion price; or

        (e) make, or permit any Subsidiary to make, any Investment other than a Qualified Investment.

        7.8. Merger or Consolidation. The Company will not, and will not permit any Subsidiary to, merge or consolidate with any other Person, except that:

        (a) Subject to the provisions of Section 2.2(c), the Company may consolidate with or merge into any Person or permit any other Person to merge into it, provided that the Holders of 66-2/3% or more in outstanding principal amount of the Notes have approved such consolidation or merger and provided further that immediately after giving effect thereto:

                   (i) The Company is the successor corporation or, if the Company is not the successor corporation, the successor corporation is a solvent corporation organized under the laws of a state of the United States of America or the District of Columbia and shall expressly assume in writing the Company's obligations under the Notes, this Agreement and the Consolidated Collateral Documents; and

                   (ii)    There shall exist no Default or Event of Default; and

        (b) Any Subsidiary may (i) merge into the Company or another Wholly-Owned Subsidiary or (ii) sell, transfer or lease all or any part of its assets to the Company or to another Wholly-Owned Subsidiary or (iii) merge into any Person which, as a result of such merger, concurrently becomes a Subsidiary, provided in each such instance that there shall exist no Default or Event of Default.

        7.9. Sale of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of (collectively a "Disposition") any assets (including capital stock of Subsidiaries), in one or a series of transactions, other than in the ordinary course of business, to any Person, except for (i) Dispositions of the assets and businesses described in the attached Annex VI, (ii) Dispositions for cash at fair market value of isolated assets resulting in cash proceeds to the Company of not in excess of $1,000,000 in the aggregate annually, and (iii) Dispositions of the Harrison County, Ohio landfill and the Atlanta, Georgia collection and/or landfill operations. Dispositions described in the foregoing clause (ii) shall not be subject to Section 2.2(b).

        7.10. Disposition of Stock of Subsidiaries. The Company will not, and will not permit any Subsidiary to, issue, sell or transfer the capital stock of a Subsidiary if such issuance, sale or transfer would cause it to cease to be a Subsidiary, unless (i) all shares of capital stock of such Subsidiary and all Indebtedness of such Subsidiary owned by the Company and by every other Subsidiary shall simultaneously be sold, transferred or otherwise disposed of, (ii) such sale would not be prohibited under Section 7.9 and (iii) such Subsidiary does not own any shares of capital stock or Indebtedness of the Company or another Subsidiary.

          7.11. Pro Rata Share. The Company will not, and will not permit any Subsidiary to, take, or refrain from taking, any action the result of which would be to change the Pro Rata Share except to the extent contemplated by the last sentence of Sections 2.3(a) and (b).

          7.12. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate except in the ordinary course of business as presently conducted and on terms and conditions no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

          7.13. Consolidated Tax Returns. The Company will not file, or consent to the filing of, any consolidated Federal income tax return with any Person other than a Subsidiary, except to the extent that the Company is required under the Code to do otherwise.

          7.14. Payments in Respect of Litigation. The Company will not, and will not permit any Subsidiary to, pay any amount to any plaintiff or any counsel to any plaintiff in connection with the litigation described in Annex
VIII. Payments to plaintiffs' attorneys of up to $10,000,000 under the Company's directors and officers liability insurance policy, to be held in escrow by such attorneys, shall not be deemed a violation of this provision.

Section 8. EVENTS OF DEFAULT AND REMEDIES THEREFOR

          8.1. Nature of Events. An "Event of Default" shall exist if any one or more of the following occurs:

          (a) Default in the payment of interest when due on any of the Notes or of any fees payable hereunder and continuance of such default for a period of five days;

          (b) Default in the payment of the principal of any of the Notes or Make-Whole Amount, if any, at maturity, upon acceleration of maturity or at any date fixed for prepayment;

          (c) Default shall occur (i) in the payment of the principal of or interest on any other Indebtedness of the Company or any Subsidiary as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise), (ii) under any mortgages, agreements or other instruments of the Company or any Subsidiary under or pursuant to which Indebtedness is issued (including but not limited to the Bank Loan Agreement and the 11.95% Senior Note Agreement), or (iii) under any leases other than Capitalized Leases of the Company or any Subsidiary regardless of whether such default would be an Event of Default hereunder, and such defaults shall continue, unless waived, beyond the period of grace, if any, allowed with respect thereto;

          (d) Default in the observance of any covenant or agreement contained in Sections 6.14, 7.1 through 7.12, Section 7.14 or Section 8.7;

          (e) Default in the observance or performance of any other covenant or provision of this Agreement which is not remedied within 30 days;

          (f) Default under any provision of any of the Registration Agreement, Consolidated Collateral Documents or the Guaranty and continuance of such default, unless waived beyond the period of grace, if any, allowed with respect thereto; or if any of such documents shall no longer be binding on the Company or its Subsidiaries or the Company or any Subsidiary shall disclaim the binding effect of such documents;

          (g) Default under any provision of the Reliance Documents and continuance of such default beyond the period of grace, if any, allowed with respect thereto;

          (h) Except to the extent heretofore or herein waived, any representation or warranty made by the Company or any Subsidiary in this Agreement, the Registration Agreement, the Guaranty or the Consolidated Collateral Documents or made by the Company or any Subsidiary in any written statement or certificate furnished by the Company or any Subsidiary in connection with the issuance and exchange of the Notes or furnished by the Company or any Subsidiary pursuant to this Agreement, the Guaranty or the Consolidated Collateral Documents, proves incorrect in any material respect as of the date of the issuance or making thereof;

          (i) Any judgment, writ or warrant of attachment or any similar process in an aggregate amount in excess of $1,000,000 shall be entered or filed against the Company or any Subsidiary or against any property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 30 days after the Company or any Subsidiary receives notice thereof;

          (j) The Company or any Subsidiary shall incur a "Distress Termination" (as defined in Title IV of ERISA) of any Plan or any trust created thereunder which results in material liability to the PBGC, the PBGC shall institute proceedings to terminate any Plan or any trust created thereunder, or a trustee shall be appointed by a United States District Court pursuant to
Section 4042(b) of ERISA to administer any Plan or any trust created thereunder;

          (k) The Company or any Subsidiary, or their respective properties, shall become subject to one or more Liens for costs or damages in excess of $1,000,000, individually or in the aggregate, under any Environmental Law and such Liens are not removed within 30 days; or

          (l)     The Company or any Subsidiary shall

                          (i) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;

                          (ii)    file a petition in bankruptcy or for
          reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"); file an answer or other pleading admitting or failing to deny the material allegations of such a petition; fail to file, within the time allowed for such purpose, an answer or other pleading denying or otherwise controverting the material allegations of such a petition; or file an answer or other pleading seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

                          (iii) make an assignment of all or a substantial part of its property for the benefit of its creditors;

                          (iv) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

                          (v)     be finally adjudicated a bankrupt or
          insolvent;

                          (vi) be subject to the entry of a court order, appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property, or for relief pursuant to an involuntary case brought under, or effecting an arrangement in, bankruptcy or for a reorganization pursuant to the Bankruptcy Laws or for any other judicial modification or alteration of the rights of creditors; or

                          (vii) be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 60 days from its inception.


          8.2. Remedies on Default. When any Event of Default described in paragraphs (a) through (k) inclusive of Section 8.1 has happened and is continuing, the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may by notice to the Company declare the entire principal amount of, together with the Make-Whole Amount (to the extent permitted by law), and all interest accrued on all Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived. Notwithstanding the foregoing, (i) when any Event of Default described in paragraphs (a), (b) or (c) of Section 8.1 has happened and is continuing, any Holder may by notice to the Company declare the entire principal amount of, together with the Make-Whole Amount (to the extent permitted by law), and all interest accrued on the Notes then held by such Holder to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived and (ii) when any Event of Default described in clauses (i) through (vii) of paragraph (l) of
Section 8.1 has happened, then the entire principal amount of, together with the Make-Whole Amount (to the extent permitted by law) and all interest accrued on all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes or any of them becoming due and payable as aforesaid, the Company will forthwith pay to the Holders of such Notes the entire principal of and interest accrued on such Notes, plus the Make-Whole Amount (to the extent permitted by law) which shall be calculated on the Determination Date.

          8.3.    Annulment of Acceleration of Notes. The provisions of
Section 8.2 are subject to the condition that if the principal of, Make-Whole Amount and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (k), inclusive, of Section 8.1, the Holder or Holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that (i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes, this Agreement, the Guaranty or the Consolidated Collateral Documents, (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes, under this Agreement (except any principal, interest or Make-Whole Amount on the Notes which has become due and payable solely by reason of such declaration under Section 8.2), the Guaranty and under the Consolidated Collateral Documents shall have been duly paid and (iii) each and every other Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

          8.4. Other Remedies. If any Event of Default shall be continuing, any Holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such Holder and any of its other legal or equitable rights.

          8.5. Conduct No Waiver; Collection Expenses. No course of dealing on the part of any Holder of Notes, nor any delay or failure on the part of any Holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such Holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, Make-Whole Amount or the interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to each Holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such Holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

          8.6. Remedies Cumulative. No right or remedy conferred upon or reserved to any Holder of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given under this Agreement or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any Holder of Notes may be exercised from time to time and as often as may be deemed expedient by such Holder, as the case may be.

          8.7. Notice of Default. With respect to Defaults or Events of Default, the Company will give the following notices:

         (a) The Company promptly, but in any event within 5 days, will furnish to each Holder written notice of the occurrence of a Default or an Event of Default. Such notice shall specify the nature of such default, the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.

         (b) If the Holder of any Note or of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice thereof to each Holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.


Section 9.  AMENDMENTS, WAIVERS AND CONSENTS

         9.1. Matters Subject to Modification. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Holder or Holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, that, without the written consent of the Holder or Holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) change the time of payment (including any required prepayment) of the principal of or the interest on any Note, (ii) reduce the principal amount thereof or the Make-Whole Amount, if any, or reduce the rate of interest thereon, (iii) change any provision of any instrument affecting the preferences among Holders of the Notes or between Holders of the Notes and other creditors of the Company, or (iv) change any of the provisions of Section 8.1, Section 8.2, Section 8.3 or this Section 9.

         For the purpose of determining whether Holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate thereof, shall not be deemed outstanding.

         9.2. Solicitation of Holders of Notes. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Holder of the Notes (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 9 shall be delivered by the Company to each Holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder of the Notes as consideration for or as an inducement to the entering into by any Holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each Holder of the then outstanding Notes.

         9.3. Binding Effect. Any such amendment or waiver shall apply equally to all the Holders of the Notes and shall be binding upon them, upon each future Holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto.

Section 10.      FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT

         10.1. Form of Notes. The Notes to be delivered under this Agreement will be in the form of fully registered Notes in the form attached as Exhibit
A. The Notes are issuable only in fully registered form and in denominations of at least $100,000 (or the remaining outstanding balance thereof, if less than $100,000).

         10.2. Note Register. The Company shall cause to be kept at its principal office a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the Holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The Company may deem and treat the Person in whose name a Note is so registered as the Holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this
Section 10.

         10.3. Issuance of New Notes upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Note (including any Outstanding Note) at the office of the Company designated for notices in accordance with Section 11.2, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the Holder of the surrendered Note (including any Outstanding Note), each dated the date to which interest has been paid on the Notes so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note (including any Outstanding Note), and registered in the name of such Person or Persons as shall be designated in writing by such Holder. Every Note (including any Outstanding Note) surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Note or by his attorney duly authorized in writing. The Company may condition its issuance of any new Note (other than upon surrender of an Outstanding Note) in connection with a transfer by any Person on compliance with Section 3.2, by Institutional Holders on compliance with
Section 2.5 and on the payment to the Company of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

         10.4. Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note (including any Outstanding Note), and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or in the event of such mutilation upon surrender and cancellation of the Note (including any Outstanding Note), the Company, without charge to the Holder thereof, will make and deliver a new Note, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note (including any Outstanding Note). If any such lost, stolen or destroyed Note (including any Outstanding Note) is owned by you or any other Institutional Holder, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Note (including any Outstanding Note) at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

Section 11. MISCELLANEOUS

         11.1. Expenses. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all reasonable expenses in connection with the preparation, execution and delivery of this Agreement, the Guaranty and the Consolidated Collateral Documents and the transactions contemplated thereby, including, but not limited to, out-of-pocket expenses, filing fees of Standard & Poor's Corporation in connection with obtaining a private placement number, charges and disbursements of special counsel, photocopying and printing costs and charges for shipping the Notes, adequately insured, to you at your home office or at such other address as you may designate, and all similar expenses (including the fees and expenses of counsel) relating to any amendments, waivers or consents in connection with this Agreement, the Notes, the Guaranty or the Consolidated Collateral Documents, including, but not limited to, any such amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement, the Guaranty, the Consolidated Collateral Documents and the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement, the Guaranty, the Consolidated Collateral Documents, the Registration Agreement, the Notes or the Common Shares (but not in connection with a transfer of any Notes or any Common Shares), whether or not any Notes are then outstanding. The obligations of the Company under this Section 11.1 shall survive the retirement of the Notes.


         11.2. Notices. Except as otherwise expressly provided herein, all communications provided for in this Agreement shall be in writing and delivered or sent by registered or certified mail, return receipt requested, or by overnight courier (i) if to you, to the address set forth below your name in Annex I, or to such other address as you may in writing designate, (ii) if to any other Holder of the Notes, to such address as the Holder may designate in writing to the Company, and (iii) if to the Company, to Chambers Development Company, Inc., 10700 Frankstown Road, Pittsburgh, Pennsylvania 15235, or to such other address as the Company may in writing designate.

         11.3. Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by you at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete.

         11.4. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         11.5. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, except by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

         11.6. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11.7. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 11.3.

         11.8. Reliance on and Survival of Provisions. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant to this Agreement, the Guaranty, the Registration Agreement, or the Consolidated Collateral Documents, whether or not in connection with a closing, (i) shall be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf and (ii) shall survive the delivery of this Agreement and the Notes.

         11.9. Reliance Documents. The Company and the Holders agree that the Reliance Documents and the Reliance Intercreditor Agreement remain in full force and effect without modification by this Agreement. The Holders confirm that, as between the Holders and Reliance, in the event of any conflict between this Agreement, the Guaranty or the Consolidated Collateral Documents on the one hand and the Reliance Intercreditor Agreement on the other hand, the Reliance Intercreditor Agreement shall govern.

         11.10. Waiver. Upon the effectiveness of this Agreement the Defaults and Events of Default described in Annex VII are waived; provided that the Company shall have provided to the Holders not later than the fifth Business Day after the effectiveness of this Agreement copies of each of the financial statements, certificates and schedules referred to in Item 3 of such Annex.

         11.11. Integration and Severability. This Agreement, the Guaranty, the Registration Agreement and the Consolidated Collateral Documents embody the entire agreement and understanding between you and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement, the Guaranty, the Registration Agreement, or the Consolidated Collateral Documents or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement, the Guaranty, the Registration Agreement, and the Consolidated Collateral Documents and in any Note, and any other application thereof, shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

                                        CHAMBERS DEVELOPMENT COMPANY, INC.

                                        By:    /s/   John G. Rangos
                                             ----------------------------
                                        Its:        Chairman and CEO
                                             ----------------------------


                                        KEMPER INVESTORS LIFE INSURANCE
                                                  COMPANY


                                        By:    /s/   H. E. Guenther
                                             ----------------------------
                                        Its:      Authorized Signatory
                                             ----------------------------


                                        By:    /s/   F. Collecchia
                                             ----------------------------
                                        Its:    Authorized Signatory
                                             ----------------------------


                                        LUMBERMENS MUTUAL CASUALTY
                                             COMPANY


                                        By:    /s/   H. E. Guenther
                                             ----------------------------
                                        Its:      Authorized Signatory
                                             ----------------------------


                                        By:    /s/   F. Collecchia
                                             ----------------------------
                                        Its:    Authorized Signatory
                                             ----------------------------




                                       FEDERAL KEMPER LIFE ASSURANCE
                                             COMPANY

                                        By:    /s/   H. E. Guenther
                                             ----------------------------
                                        Its:      Authorized Signatory
                                             ----------------------------


                                        By:    /s/   F. Collecchia
                                             ----------------------------
                                        Its:    Authorized Signatory
                                             ----------------------------

                                        THE EQUITABLE LIFE ASSURANCE
                                        SOCIETY OF THE UNITED STATES


                                        By:   /s/   James Pendergast
                                            ----------------------------
                                        Its:  Investment Officer
                                            ----------------------------

                                        EQUITABLE VARIABLE LIFE INSURANCE
                                             COMPANY


                                        By:
                                        Its:


                                        IDS LIFE INSURANCE COMPANY

                                        By:    /s/   Lorraine R. Hart
                                             ----------------------------
                                        Its:  Vice President, Investments
                                             ----------------------------

                                        IDS LIFE INSURANCE COMPANY OF
                                              NEW YORK


                                        By:    /s/   Lorraine R. Hart
                                             ----------------------------
                                        Its:  Vice President, Investments
                                             ----------------------------

                                        AMERICAN ENTERPRISE LIFE INSURANCE
                                           COMPANY


                                        By:    /s/   Lorraine R. Hart
                                             ----------------------------
                                        Its:  Vice President, Investments
                                             ----------------------------


                                        THE MUTUAL LIFE INSURANCE COMPANY
                                            OF NEW YORK


                                        By:    /s/   Suzanne E. Walton
                                             ----------------------------
                                        Its:   Managing Director
                                             ----------------------------

                                 THE MUTUAL LIFE INSURANCE COMPANY
                                      OF NEW YORK, for the account of
                                      a Separate Account


                                  By:    /s/   Suzanne E. Walton
                                       ----------------------------
                                  Its:   Managing Director
                                      -----------------------------


                                  MONY LIFE INSURANCE COMPANY OF
                                       AMERICA


                                  By:    /s/   Suzanne E. Walton
                                       -----------------------------
                                  Its:   Managing Director
                                       -----------------------------


                                  MONY LEGACY LIFE INSURANCE COMPANY

                                  By:  THE MUTUAL LIFE INSURANCE
                                       COMPANY OF NEW YORK, its
                                       successor by merger


                                  By:    /s/   Suzanne E. Walton
                                        ----------------------------
                                  Its:   Managing Director
                                        -----------------------------


                                   MONUMENTAL LIFE INSURANCE COMPANY

                                   By:   /s/   Gregory W. Theobald
                                       -----------------------------
                                   Its:  Vice President and Assistant Secretary
                                        ---------------------------------------

                                   FIRST AUSA LIFE INSURANCE COMPANY

                                   By:   /s/   Gregory W. Theobald
                                       -----------------------------
                                   Its:  Vice President and Assistant Secretary
                                        ---------------------------------------

                                   PFL LIFE INSURANCE COMPANY

                                   By:   /s/   Gregory W. Theobald
                                       -----------------------------
                                   Its:  Vice President and Assistant Secretary
                                        ---------------------------------------


                                   BANKERS UNITED LIFE ASSURANCE
                                       COMPANY

                                   By:   /s/   Gregory W. Theobald
                                       -----------------------------
                                   Its:  Vice President and Assistant Secretary
                                        ---------------------------------------


                                   BANKERS UNITED LIFE ASSURANCE COMPANY AS
                                   THE SUCCESSOR TO GENERAL SERVICES LIFE
                                   INSURANCE COMPANY

                                   By:   /s/   Gregory W. Theobald
                                       -----------------------------
                                   Its:  Vice President and Assistant Secretary
                                        ---------------------------------------


                                   AID ASSOCIATION FOR LUTHERANS

                                   By:  /s/   James Abitz
                                      -------------------------
                                   Its: Vice President - Securities
                                        ----------------------------

                                   By:   /s/   R. Jerry Scheel
                                       --------------------------
                                   Its:  Second Vice President - Securities
                                       -------------------------------------

                                   JEFFERSON-PILOT LIFE INSURANCE
                                       COMPANY


                                   By:   /s/   Robert E. Whalen, II
                                       -------------------------------
                                   Its:   Second Vice President
                                        ------------------------------

                                   MASSACHUSETTS MUTUAL LIFE
                                       INSURANCE COMPANY


                                   By:  /s/   Michael P. Hermsen
                                       ------------------------------
                                  Its:  Second Vice President
                                       ------------------------------

                                  AMERICAN FAMILY MUTUAL INSURANCE
                                      COMPANY


                                  By:  /s/   Phillip Hannifan
                                      ---------------------------
                                  Its: Investment Director
                                      ----------------------------

                                  AMERICAN FAMILY LIFE INSURANCE
                                      COMPANY

                                  By:  /s/   Phillip Hannifan
                                      ---------------------------
                                  Its: Investment Director
                                      ----------------------------

                                  ON BEHALF OF THE CANADA LIFE
                                  ASSURANCE COMPANY--MORGAN
                                  GUARANTY TRUST COMPANY OF NEW
                                  YORK AS TRUSTEE -- INCE & CO.

                                  By:
                                  Its:


                                  GREAT-WEST LIFE & ANNUITY INSURANCE
                                        COMPANY


                                  By:   /s/   Julie Bock
                                     -----------------------------
                                  Its:  Manager, Private Placement Investments
                                       ----------------------------------------

                                  By:   /s/   Wayne T. Hoffmann
                                      --------------------------------
                                  Its:     Vice President, Private Placement
                                      ----------------------------------------

                                  FIDELITY AND GUARANTY LIFE
                                     INSURANCE COMPANY


                                  By:   /s/   Richard P. Campagna
                                      -------------------------------
                                  Its:  Vice President - Treasurer
                                       ----------------------------------

                                  SAFECO LIFE INSURANCE COMPANY

                                  By:  /s/   Ronald Spaulding
                                      ----------------------------
                                  Its:    Vice President
                                       ---------------------------

                                  MODERN WOODMEN OF AMERICA


                                  By:   /s/   J. V. Standaert
                                      ---------------------------
                                  Its:    National Secretary
                                      ----------------------------

                                  PAN-AMERICAN LIFE INSURANCE
                                       COMPANY


                                  By:   /s/   Luis Ingles, Jr.,
                                      -------------------------------
                                  Its:    Senior Vice President - Investments
                                       ----------------------------------------

                                  AMERICAN LIFE & CASUALTY INSURANCE
                                      COMPANY


                                  By:  /s/   Gary F. Greaves
                                      ------------------------------
                                  Its:   A.V.P. of Conseco Capital Management
                                         -------------------------------------
                                         as Investment Advisor
                                         ---------------------

                                  By:
                                  Its:

                                  WEST AMERICAN INSURANCE COMPANY


                                  By:    /s/   Richard B. Kelly
                                      -----------------------------
                                  Its:   Senior Investment Officer
                                       -----------------------------

                                  THE CHASE MANHATTAN BANK, N.A.
                                      as Trustee

                                  By:  /s/   A. K. Crain
                                     ---------------------------
                                     Name:   A. K. Crain
                                            --------------
                                     Title:   2VP
                                             -------